Exhibit 10.2

RANGE IMPACT, INC. AND SUBSIDIARIES

Pro Forma Consolidated Balance Sheet - Unaudited

	June 30, 2024
	As Filed	Pro Forma Adjustments	Pro Forma
Assets
Current Assets
Cash	$123,713	$-	$123,713
Accounts receivable	4,388,785	-	4,388,785
Contract assets	1,374,962	-	1,374,962
Inventory	725,429	-	725,429
Prepaid expenses	42,204	-	42,204
Total Current Assets	6,655,093	-	6,655,093

Long-Term Assets
PP&E, Net	12,025,030	(5,984,635)	6,040,395
Goodwill	751,421	-	751,421
Deposits	9,976	-	9,976
Total Long-Term Assets	12,786,427	(5,984,635)	6,801,792
Total Assets	$19,441,520	$(5,984,635)	$13,456,885

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$2,036,868	$-	$2,036,868
Accrued expenses	54,402	-	54,402
Line of credit	2,200,000	-	2,200,000
Current portion long-term debt	2,617,444	(1,410,989)	1,206,455
Deposits	150,000	-	150,000
Total Current Liabilities	7,058,714	(1,410,989)	5,647,725

Long-Term Liabilities
Long-term debt, net of current	4,198,819	(1,529,847)	2,668,972
Shareholders’ Equity	8,183,987	(3,043,799)	5,140,188
Total Liabilities and Shareholders’ Equity	$19,441,520	$(5,984,635)	$13,456,885

RANGE IMPACT, INC. AND SUBSIDIARIES

Pro Forma Consolidated Income Statements - Unaudited

	For the 6-Months Ended June 30, 2024
	As Filed	Pro Forma Adjustments	Pro Forma

Revenues	$6,259,631	$-	$6,259,631
Cost of services	6,389,706	(529,626)	5,860,080
Gross profit (loss)	(130,075)	529,626	399,551

Operating expenses:
General and administrative	1,641,600	-	1,641,600
Research and development	288,918	-	288,918
Total operating expenses	1,930,518	-	1,930,518

Profit (loss) from operations	(2,060,593)	529,626	(1,530,967)

Other income (expense):
Other income	18,590	-	18,590
Loss on sale of assets	-	(3,711,816)	(3,711,816)
Interest expense	(340,918)	138,391	(202,527)
Total other income (expense)	(322,328)	(3,573,425)	(3,895,753)
Income tax expense	56,600		56,600
Net income (loss)	$(2,439,521)	$(3,043,799)	$(5,483,320)

	For the 12-Months Ended December 31, 2023
	As Filed	Pro Forma Adjustments	Pro Forma

Revenues	$19,346,306	$-	$19,346,306
Cost of services	13,111,497	(353,084)	12,758,413
Gross profit	6,234,809	353,084	6,587,893

Operating expenses:
General and administrative	4,021,556	-	4,021,556
Research and development	458,889	-	458,889
Total operating expenses	4,480,445	-	4,480,445

Profit (loss) from operations	1,754,364	353,084	2,107,448

Other income (expense):
Gain on bargain purchase	1,875,150	-	1,875,150
Loss on sale of assets	-	(3,263,180)	(3,263,180)
Interest expense	(505,917)	86,030	(419,887)
Interest income	7,458	-	7,458
Total other income (expense)	1,376,691	(3,177,150)	(1,800,459)
Net income (loss)	$3,131,055	$(2,824,066)	$306,989